                                                                   EXHIBIT 99(n)

                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (No. 333-70767) of Pacholder Fund, Inc. on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940 (Amendment No. 16; File No. 811-5639) of our report dated February 5, 1999, appearing in the Annual Report of Pacholder Fund, Inc. for the year ended December 31, 1998, and to the reference to us under the captions "Financial Highlights" and "Experts" in the prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
Dayton, Ohio

February 16, 1999